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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549






                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  March 10, 1999
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                         THE PEREGRINE REAL ESTATE TRUST
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               (Exact Name of Registrant as Specified in Charter)

California                      0-9097                                94-2255677
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(State or Other Jurisdiction    (Commission File Number)        (I.R.S. Employer
of Incorporation)                                         Identification Number)


             1300 Ethan Way, Suite 200, Sacramento, California 95825
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               (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (916) 929-8244
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                         THE PEREGRINE REAL ESTATE TRUST

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On March 12, 1999, The Peregrine Real Estate Trust, d.b.a. WinShip Properties, a California real estate trust (the "Trust") sold (i) an improved parcel of real property and the building thereon used as a mini storage facility located at 1435 Sebastopol, Santa Rosa, California to James Ledwith, an individual, for a gross sales price of $3,625,000 and (ii) an improved parcel of real property and the building thereon used as a single tenant office facility located at 3900 Lennane Drive, Sacramento, California to the Parsons Family Partnership for a gross sales price of $4,800,000. The gross sales price for each separate sale of property described above was paid to the Trust in cash and each such price was determined pursuant to arms-length negotiations between the Trust and each purchaser. Proceeds from the sale of the properties were used to pay down borrowings outstanding on the New Credit Facility, as described below.

ITEM 5.  OTHER EVENTS

         On March 10, 1999, the Trust entered into a Loan and Security Agreement with Fremont Investment & Loan (dated as of February 15, 1999) that provides the Trust up to $44,000,000 in borrowing capacity under a revolving line of credit (the "New Credit Facility"). The maximum amount that may be borrowed under the New Credit Facility is based upon the appraised value of certain parcels of real estate owned by the Trust. Borrowings under the New Credit Facility become due and payable on April 1, 2001, but such date may be extended until April 2, 2003 with the consent of Fremont Investment & Loan. Principal amounts borrowed under the New Credit Facility bear interest at 8.6% for the first year, then at an interest rate ranging from the six-month LIBOR plus 350 basis points to LIBOR plus 400 basis points. In connection with the execution of the New Credit Facility, the Trust entered into a Fifth Amendment to Second Amended and Restated Note Agreement to permit the Trust to enter into the New Credit Facility, to release collateral that had previously secured the Trust's obligations under the Trust's outstanding senior notes (the "Senior Notes") and to allow interest on the outstanding Senior Notes to be paid-in-kind rather than in cash if the Trust does not achieve positive net cash flow in specified periods. The Trust applied approximately $27,500,000 of borrowings incurred under the New Credit Facility to repay all amounts outstanding under the Loan and Security Agreement dated as of December 4, 1997, between the Trust and Fleet Capital Corporation and $10,000,000 to repay a portion of the amounts outstanding on the Senior Notes, which are held by entities that are also significant shareholders of the Trust. Subsequent borrowings under the New Credit Facility may be applied only to i) capital improvements to certain properties and improvements securing the New Credit Facility, ii) costs incurred in the ordinary course in connection with the Trust's acquisition of income-producing commercial properties for its own account, or iii) certain payments to the Trust's equity holders. Borrowings under the New Credit Facility may not be applied for general corporate or working capital purposes. The New Credit Facility prohibits the Trust from incurring debt other than specified mortgage indebtedness and permitted refinancing, indebtedness and restricts the ability of the Trust to incur liens, distribute assets, and make payments on junior debt, and contains certain requirements as to compliance with laws by the Trust, inspection of

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properties by the lender, leasing of space, environmental matters, insurance, notices and information required to be given to the Lender under the New Credit Facility, asbestos operations and maintenance, lead-based paint and hotel renovations.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Not applicable.

         (b)      Not applicable.

         (c) Exhibit 10.1.5 Fifth Amendment to Second Amended and Restated Note Agreement and Consent dated February 15, 1999, by and among The Peregrine Real Estate Trust, d.b.a. WinShip Properties, the Noteholders named therein and The Prudential Insurance Company of America, as Agent for the Noteholders.

                  Exhibit 10.14 Loan and Security Agreement dated February 15, 1999, by and among The Peregrine Real Estate Trust, d.b.a. WinShip Properties, and Fremont Investment & Loan.

                  Exhibit 10.15 Secured Promissory Note dated February 15, 1999, by and among The Peregrine Real Estate Trust, d.b.a. WinShip Properties, and Fremont Investment & Loan.

                  Exhibit 99.1 Press Release dated March 15, 1999.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         THE PEREGRINE REAL ESTATE TRUST

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                                         (Registrant)

Date:    March 19, 1999                  /s/ Larry Knorr
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                                         (Signature)
                                         Larry Knorr
                                         Vice President, Chief Accounting
                                         Officer and Assistant Secretary

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                                INDEX TO EXHIBITS

Exhibit Number    Description

10.1.5 Fifth Amendment to Second Amended and Restated Note Agreement and Consent dated February 15, 1999, by and among The Peregrine Real Estate Trust, d.b.a. WinShip Properties, the Noteholders named therein, and the Prudential Insurance Company of America, as Agent for the Noteholders.

10.14 Loan and Security Agreement dated February 15, 1999, by and among The Peregrine Real Estate Trust, d.b.a. WinShip Properties, and Fremont Investment & Loan.

10.15 Secured Promissory Note dated February 15, 1999, by and among The Peregrine Real Estate Trust, d.b.a. WinShip Properties, and Fremont Investment & Loan.

99.1              Press Release dated March 15, 1999.